Exhibit 1

IDENTIFICATION OF RELEVANT SUBSIDIARIES

FCOF UB Securities LLC ("FCOF") directly holds 9,525,580 shares of Common Stock.  Fortress Credit Opportunities Fund (A) LP ("FCOF A") holds a 29.42% interest in FCOF. FCOF UB Holdings Ltd. ("FCOF UB") holds a 70.58% interest in FCOF.  FCOF BC Holdings LLC ("FCOF BC") is the 100% owner of FCOF UB.  Fortress Credit Opportunities Fund (B) LP ("FCOF B") holds a 54.56% interest in FCOF BC.  Fortress Credit Opportunities Fund (C) L.P. ("FCOF C") holds a 45.44% interest in FCOF BC.  FCO Fund GP LLC ("FCO GP") is the general partner of each of FCOF A, FCOF B and FCOF C.  Fortress Credit Opportunities Advisors LLC ("FCO Advisors") is the investment advisor for each of FCOF A, FCOF B and FCOF C.

FCOF II UB Securities LLC ("FCOF II") directly holds 3,980,808 shares of Common Stock.  Fortress Credit Opportunities Fund II (A) LP ("FCOF II A") holds a 36.88% interest in FCOF II.  Fortress Credit Opportunities Fund II (B) LP ("FCOF II B") holds a 24.46% interest in FCOF II.  Fortress Credit Opportunities Fund II (C) L.P. ("FCOF II C") holds a 34.32% interest in FCOF II.  Fortress Credit Opportunities Fund II (D) L.P. ("FCOF II D") holds a 3.65% interest in FCOF II.  Fortress Credit Opportunities Fund II (E) L.P. ("FCOF II E") holds a 0.70% interest in FCOF II.  FCOF II B, FCOF II C and FCOF II D hold their respective interests in FCOF II through FCOF II BCD Holdings LLC, which holds its interest in FCOF II through FCOF II UB Holdings Ltd.  FCO Fund II GP LLC ("FCO II GP") is the general partner of each of FCOF II A, FCOF II B, FCOF II C, FCOF II D and FCOF II E.  FCO Advisors is the investment advisor for each of FCOF II A, FCOF II B, FCOF II C, FCOF II D and FCOF II E.

FCO MA LSS LP ("FCO MA LSS") directly holds 427,986 shares of Common Stock.  FCO MA LSS GP LLC ("FCO MA LSS GP") is the general partner of FCO MA LSS.  FCO MA LSS Advisors LLC ("FCO MA LSS Advisors") is the investment advisor for FCO MA LSS.

FCO MA II UB Securities LLC ("FCO MA II UB") directly holds 982,744 shares of Common Stock.  FCO MA II LP ("FCO MA II") holds a 100% interest in FCO MA II UB.  Fortress Credit Opportunities MA II Advisors LLC ("FCO MA II Advisors") is the investment advisor for FCO MA II.  FCO MA II GP LLC ("FCO MA II GP") is the general partner of FCO MA II.

FTS SIP L.P. ("FTS SIP") directly holds 2,957,772 shares of Common Stock.  FCO MA GP LLC ("FCO MA GP") is the general partner of FTS SIP.  Fortress Credit Opportunities MA Advisors LLC ("FCO MA Advisors") is the investment advisor for FTS SIP.

Worden Master Fund LP ("Worden Master") directly holds 123,747 shares of Common Stock.    Fortress Special Opportunities I GP LLC ("FSO I GP") is the general partner of Worden Master.  Fortress Special Opportunities Advisors LLC ("FSO Advisors") is the investment advisor for Worden Master.

Worden Master Fund II LP ("Worden Master II") directly holds 4,256 shares of Common Stock.  FSO I GP is the general partner of Worden Master II.  FSO Advisors is the investment advisor for Worden Master II.

Drawbridge DSO Securities LLC ("DSO") directly holds 1,038,376 shares of Common Stock.  Drawbridge Special Opportunities Fund LP ("DBSO Fund LP") holds a 100% interest in DSO.  Drawbridge Special Opportunities GP LLC ("DBSO GP") is the general partner of DBSO Fund LP.  Fortress Principal Investment Holdings IV LLC ("Principal Holdings") is the managing member of DBSO GP.

Drawbridge OSO Securities LLC ("OSO") directly holds 272,680 shares of Common Stock.  Drawbridge Special Opportunities Fund Ltd. ("DBSO Fund Ltd") holds a 100% interest in OSO.  Drawbridge Special Opportunities Intermediate Fund L.P. ("DBSO Intermediate") is the 100% owner of DBSO Fund Ltd.  Drawbridge Special Opportunities Offshore GP LLC ("DBSO Offshore GP") is the general partner of DBSO Intermediate.  Drawbridge Special Opportunities Advisors LLC ("DBSO Advisors") is the investment advisor for each of DBSO Fund LP and DBSO Fund Ltd.

Hybrid GP Holdings LLC ("Hybrid GP") holds a 100% interest in each of FCO GP, FCO II GP, FCO MA GP, and FCO MA II GP.

FIG LLC ("FIG") holds a 100% interest in FCO Advisors, FCO MA Advisors, FSO Advisors, FCO MA LSS Advisors and DBSO Advisors.

Fortress Operating Entity I LP ("FOE I") is the sole managing member of each of FIG, FSO I GP, FCO MA GP, Principal Holdings and DBSO Offshore GP.

FIG Corp. is the general partner of FOE I.  FIG Corp. is wholly-owned by Fortress Investment Group LLC.